UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2005

CARREKER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-24201	75-1622836
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4055 Valley View Lane

Dallas, Texas

75244

(Address of principal executive offices)		(Zip Code)

(972) 458-1981

(Registrant’s telephone number, including area code)

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On May 3, 2005, the Compensation Committee (“Committee”) of the Board of Directors of Carreker Corporation (“the Company”) approved an annual base salary for 2005 for Lisa K. Peterson, Executive Vice President and Chief Financial Officer, of $309,000. Ms. Peterson has an employment agreement with the Company (previously filed as exhibit 10.1 of the Quarterly Report on Form 10-Q filed December 11, 2003). In addition, Ms. Peterson was granted a bonus payable in monthly installments of $10,000 commencing May 31, 2005 and ending December 31, 2005.

Ms. Peterson was also granted a stock option for 50,000 shares and awarded a restricted stock award of 50,000 shares under the Company’s Third Amended and Restated 1994 Long Term Incentive Plan (previously filed as Appendix B to the Company’s Definitive Proxy Statement filed on May 30, 2001). These awards vest ratably over three and five years, respectively. The agreement with Ms. Peterson for this grant and award provides for, upon the occurrence of a Capital Transaction (as that term is defined in the Plan), the immediate vesting of all outstanding stock granted under the stock option and the immediate lapsing of the restrictions on all restricted stock awarded.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CARREKER CORPORATION
(Registrant)

Date: May 6, 2005	By:	/s/ Tod V. Mongan
Senior Vice President
General Counsel and Security